                                                                    EXHIBIT 3.17

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BVR TECHNOLOGIES CO.

         The undersigned, as incorporator of a corporation under the General Corporation Law of Delaware, adopts the following Certificate of Incorporation:

                                 ARTICLE 1. NAME

         The name of this corporation is BVR Technologies Co.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the registered office of this corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSE

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE 4. SHARES

         The total authorized stock of this corporation shall consist of 3,000 shares of common stock having a par value of $.001 per share.

                              ARTICLE 5. DIRECTORS

         The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

                        ARTICLE 6. ELECTION OF DIRECTORS

         Written ballots are not required in the election of Directors.

                                ARTICLE 7. BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this corporation.

                         ARTICLE 8. NO PREEMPTIVE RIGHTS

         Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 9. NO CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

             ARTICLE 10. AMENDMENTS TO CERTIFICATE OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                  ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

              ARTICLE 12. ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Any action that could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                            ARTICLE 13. INCORPORATOR

         The name and mailing address of the incorporator are as follows:

                                      Troy Hickman
                                      1201 Third Avenue, Suite 4800
                                      Seattle WA 98101-3099

                                              /s/ Troy Hickman
                                            ------------------------------------
                                            Troy Hickman, Incorporator

                                      -3-